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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 23, 2002

                       STERLING CONSTRUCTION COMPANY, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                             0-19450                            25-1655321
  (State or other jurisdiction of          (Commission file number)       (IRS Employer Identification No.)
           Incorporation)
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           2751 Centerville Road Suite 3131
                 Wilmington, Delaware                          19803
       (Address of principal executive offices)              (Zip code)

                                 (817) 416-0717
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS

On September 23, 2002, an affiliate of Sterling Construction Company, Inc.
("Sterling" or the "Company"), Texas Sterling Construction, L.P. ("TSC") acquired the Kinsel Heavy Highway construction business from a subsidiary of Insituform Technologies, Inc. ("ITI").

The acquisition included the purchase of construction equipment for its appraised value of approximately $4.4 million, as well as the assumption by TSC of certain equipment leases with future obligations aggregating approximately
$1.4 million. In addition, ITI assigned to TSC certain unstarted construction contracts with revenues estimated at $38 million, subject to post-closing adjustments. TSC has been engaged by ITI to manage the completion of certain other construction contracts in return for a management fee. TSC has committed to hire most employees of ITI's construction crews for the contracts taken over along with project managers and other supervisory personnel.

Consideration for the purchase totaled $4.4 million, which was financed by TSC through additional borrowings under its revolving line of credit, and by the issuance to ITI of a $1.5 million, two-year unsecured note. In connection with the transaction, TSC completed negotiations to increase the maximum level of its bank revolving line of credit to $17 million.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Press release dated September 23, 2002



                                    SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 8, 2002              STERLING CONSTRUCTION COMPANY, INC.

                                    By:  /s/ Maarten D. Hemsley
                                       ---------------------------
                                           Maarten D. Hemsley
                                           Chief Financial Officer


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                               INDEX TO EXHIBITS


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
EXHIBIT
NUMBER      DESCRIPTION
-------     -----------
 (a)        Press release dated September 23, 2002
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